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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31444, 33-32065, 33-33654, 33-37066, 33-42440, 33-44203,
33-46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360, 33-88694,
33-60141, 33-64507, 333-07223, 333-18353, 333-18355, 333-39175 and Form S-3 Nos.
33-82012 and 33-63513) of our report dated April 30, 1998, except for Note 17, as to which the date is May 19, 1998, with respect to the consolidated financial statements and schedule of Symantec Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 1998.



                                                               ERNST & YOUNG LLP

San Jose, California
June 5, 1998